                                                                    Exhibit 2.1

                           MASTER SEPARATION AGREEMENT

                                     between

                              SARA LEE CORPORATION

                                       and

                                   COACH, INC.

                                 TABLE OF CONTENTS


                                                                                      Page
                                                                                      ----
ARTICLE I    SEPARATION..................................................................2
               Section 1.1          Separation Date......................................2
               Section 1.2          Closing of Transactions..............................2
               Section 1.3          Exchange of Secretary's Certificates.................2

ARTICLE II   DOCUMENTS AND ITEMS TO BE DELIVERED ON THE SEPARATION DATE .................2
               Section 2.1          Documents to Be Delivered by Sara Lee................2
               Section 2.2          Documents to Be Delivered by Coach...................3

ARTICLE III  THE IPO AND ACTIONS PENDING THE IPO; DISTRIBUTION...........................4
               Section 3.1          Transactions Prior to the IPO........................4
               Section 3.2          Cooperation..........................................5
               Section 3.3          Conditions Precedent to Consummation of the IPO......5
               Section 3.4          Distribution.........................................6
               Section 3.5          Further Assurances Regarding the Distribution........6

ARTICLE IV   COVENANTS AND OTHER MATTERS.................................................7
               Section 4.1          Other Agreements.....................................7
               Section 4.2          Further Instruments..................................7
               Section 4.3          Agreement for Exchange of Information................8
               Section 4.4          Auditors and Audits; Financial Statements;
                                    Accounting Matters..................................10
               Section 4.5          Confidentiality.....................................13
               Section 4.6          Privileged Matters..................................15
               Section 4.7          Mail and Other Communications.......................17
               Section 4.8          Consistency with Past Practices.....................18
               Section 4.9          Environmental and Safety Practices..................18
               Section 4.10         Payment of Expenses.................................18
               Section 4.11         Dispute Resolution..................................19
               Section 4.12         Governmental Approvals..............................20
               Section 4.13         No Representation or Warranty.......................20
               Section 4.14         Non-Solicitation of Employees.......................21
               Section 4.15         Cooperation in Obtaining New Agreements.............21


                                        -i-

               Section 4.16         Property Damage to Coach Assets Prior to
                                    the Separation Date.................................22
               Section 4.17         Restrictions on Coach...............................22
               Section 4.18         Sara Lee Employee Discount on Coach Products........23

ARTICLE V    REGISTRATION RIGHTS........................................................23
               Section 5.1          Demand Registration.................................23
               Section 5.2          Piggyback Registration..............................26
               Section 5.3          Expenses............................................28
               Section 5.4          Blackout Period.....................................28
               Section 5.5          Selection of Underwriters...........................29
               Section 5.6          Registration and Qualification......................29
               Section 5.7          Underwriting; Due Diligence.........................31
               Section 5.8          Indemnification and Contribution....................32
               Section 5.9          Rule 144 and Form S-3...............................37
               Section 5.10         Holdback Agreement..................................37
               Section 5.11         Term................................................38

ARTICLE VI   MISCELLANEOUS..............................................................38
               Section 6.1          Limitation of Liability.............................38
               Section 6.2          Entire Agreement....................................38
               Section 6.3          Governing Law and Jurisdiction......................39
               Section 6.4          Termination.........................................39
               Section 6.5          Notices.............................................39
               Section 6.6          Counterparts........................................40
               Section 6.7          Binding Effect; Assignment..........................40
               Section 6.8          Severability........................................40
               Section 6.9          Failure or Indulgence Not Waiver; Remedies
                                    Cumulative..........................................40
               Section 6.10         Amendment...........................................41
               Section 6.11         Authority...........................................41
               Section 6.12         Interpretation......................................41
               Section 6.13         Conflicting Agreements..............................41

ARTICLE VII  DEFINITIONS................................................................41
               Section 7.1          AAA.................................................41
               Section 7.2          Affiliated Company..................................42
               Section 7.3          Ancillary Agreements................................42
               Section 7.4          Assets..............................................42

                                        -ii-

               Section 7.5          Assignment Agreement................................42
               Section 7.6          Blackout Period.....................................42
               Section 7.7          Coach Affiliate.....................................42
               Section 7.8          Coach Assets........................................42
               Section 7.9          Coach's Auditors....................................42
               Section 7.10         Coach Business......................................42
               Section 7.11         Coach Capital Stock.................................42
               Section 7.12         Coach Group.........................................42
               Section 7.13         Coach Transfer Agent................................43
               Section 7.14         Code................................................43
               Section 7.15         Commission..........................................43
               Section 7.16         Common Stock........................................43
               Section 7.17         Company Notice......................................43
               Section 7.18         Company Securities..................................43
               Section 7.19         Confidential Business Information...................43
               Section 7.20         Confidential Information............................43
               Section 7.21         Confidential Operational Information................43
               Section 7.22         Continuously Effective..............................43
               Section 7.23         Demand Registration.................................43
               Section 7.24         Demand Registration Statement.......................44
               Section 7.25         Dispute.............................................44
               Section 7.26         Dispute Resolution Commencement Date................44
               Section 7.27         Distribution........................................44
               Section 7.28         Distribution Date...................................44
               Section 7.29         Exchange Act........................................44
               Section 7.30         Governmental Approvals..............................44
               Section 7.31         Governmental Authority..............................44
               Section 7.32         Holders.............................................44
               Section 7.33         Information.........................................44
               Section 7.34         IPO.................................................45
               Section 7.35         IPO Closing Date....................................45
               Section 7.36         IPO Registration Statement..........................45
               Section 7.37         Maximum Number......................................45
               Section 7.38         NYSE................................................45
               Section 7.39         Other Holders.......................................45
               Section 7.40         Other Securities....................................45
               Section 7.41         Person..............................................45
               Section 7.42         Pre-Distribution Period.............................46
               Section 7.43         Privileged Information..............................46


                                        -iii-

               Section 7.44         Privileges..........................................46
               Section 7.45         Products............................................46
               Section 7.46         Registrable Securities..............................46
               Section 7.47         Registration Expenses...............................47
               Section 7.48         Request.............................................47
               Section 7.49         Rule 144............................................47
               Section 7.50         Rule 415 Offering...................................47
               Section 7.51         Sara Lee Affiliate..................................47
               Section 7.52         Sara Lee Group......................................47
               Section 7.53         Sara Lee Securities.................................48
               Section 7.54         Sara Lee's Auditors.................................48
               Section 7.55         SASM&F..............................................48
               Section 7.56         Securities Act......................................48
               Section 7.57         Selling Holder......................................48
               Section 7.58         Separation..........................................48
               Section 7.59         Separation Date.....................................48
               Section 7.60         Subsidiary..........................................48
               Section 7.61         Tax Control.........................................48
               Section 7.62         Tax-Free Status of the Distribution.................49
               Section 7.63         Underwritten Offering...............................49
               Section 7.64         Underwriters........................................49
               Section 7.65         Underwriters' Representative........................49
               Section 7.66         Underwriting Agreement..............................49

                                     EXHIBITS

Exhibit A      Certificate of Secretary of Sara Lee
Exhibit B      Certificate of Secretary of Coach
Exhibit C      General Assignment and Assumption Agreement
Exhibit D      Employee Matters Agreement
Exhibit E      Tax Sharing Agreement
Exhibit F      Master Transitional Services Agreement
Exhibit G      Real Estate Matters Agreement
Exhibit H      Indemnification and Insurance Matters Agreement
Exhibit I      Lease Indemnification and Reimbursement Agreement

                           MASTER SEPARATION AGREEMENT

               This Master Separation Agreement (this "Agreement") is dated as of August 24, 2000, between Sara Lee Corporation ("Sara Lee"), a Maryland corporation, and Coach, Inc. ("Coach"), a Maryland corporation. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article VII hereof.

                                    RECITALS

               WHEREAS, Sara Lee currently owns all of the issued and outstanding common stock of Coach;

               WHEREAS, Sara Lee, through its Coach division, is engaged in the business of producing, marketing and selling handbags, accessories, business cases, luggage and travel accessories, time management products, outerwear, gloves, scarves, watches, footwear, eyewear, home furnishings and furniture as more completely described in the IPO Registration Statement (the "Coach Business");

               WHEREAS, the Boards of Directors of Sara Lee and Coach have each determined that it would be appropriate and desirable for Sara Lee to contribute and transfer to Coach, and for Coach to receive and assume, directly or indirectly, assets and liabilities currently held by Sara Lee and associated with the Coach Business (the "Separation");

               WHEREAS, Sara Lee and Coach currently contemplate that, following the contribution and assumption of assets and liabilities, Coach will make an initial public offering ("IPO") of an amount of its common stock pursuant to a registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended (the "IPO Registration Statement"), that will reduce Sara Lee's ownership of Coach to not less than 80.5%; and

               WHEREAS, the parties intend in this Agreement, including the Exhibits hereto, to set forth the principal arrangements between them regarding the separation of the Coach Business.

               NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, covenants and provisions of this Agreement, Sara Lee and Coach mutually covenant and agree as follows:

                                    ARTICLE I

                                   SEPARATION

               Section 1.1 SEPARATION DATE. Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective time and date of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation shall be 12:01 a.m., Central Time, on the date that is two days prior to the date on which the IPO Registration Statement is declared effective, or such other date as may be fixed by the Board of Directors of Sara Lee (the "Separation Date").

               Section 1.2 CLOSING OF TRANSACTIONS. Unless otherwise provided herein, the closing of the transactions contemplated in Article II shall occur by the delivery of each of the executed instruments of transfer, assumptions of liability, undertakings, agreements, instruments or other documents executed or to be executed to Skadden, Arps, Slate, Meagher & Flom (Illinois) ("SASM&F"), 333 West Wacker Drive, Suite 2300, Chicago, Illinois 60606, to be held in escrow for delivery as provided in Section 1.3.

               Section 1.3 EXCHANGE OF SECRETARY'S CERTIFICATES. Upon receipt of a certificate of the Secretary or an Assistant Secretary of Sara Lee in the form attached to this Agreement as Exhibit A, SASM&F shall deliver to Coach on behalf of Sara Lee all of the items required to be delivered by Sara Lee hereunder pursuant to Section 2.1 and each such item shall be deemed to be delivered to Coach as of the Separation Date upon delivery of such certificate. Upon receipt of a certificate of the Secretary or an Assistant Secretary of Coach in the form attached to this Agreement as Exhibit B, SASM&F shall deliver to Sara Lee on behalf of Coach all of the items required to be delivered by Coach pursuant to Section 2.2 hereunder and each such item shall be deemed to be delivered to Sara Lee as of the Separation Date upon receipt of such certificate.

                                   ARTICLE II

                            DOCUMENTS AND ITEMS TO BE
                        DELIVERED ON THE SEPARATION DATE

               Section 2.1 DOCUMENTS TO BE DELIVERED BY SARA LEE. On the Separation Date Sara Lee will deliver, or will cause its appropriate Subsidiaries to deliver, to Coach all of the following items and agreements (collectively, together with all agreements and documents contemplated by such agreements, the "Ancillary Agreements"):

                    (a) A duly executed General Assignment and Assumption Agreement (the "Assignment Agreement") substantially in the form attached hereto as Exhibit C;

                    (b) A duly executed Employee Matters Agreement substantially in the form attached hereto as Exhibit D;

                    (c) A duly executed Tax Sharing Agreement substantially in the form attached hereto as Exhibit E;

                    (d) A duly executed Master Transitional Services Agreement substantially in the form attached hereto as Exhibit F;

                    (e) A duly executed Real Estate Matters Agreement substantially in the form attached hereto as Exhibit G;

                    (f) A duly executed Indemnification and Insurance Matters Agreement substantially in the form attached hereto as Exhibit H;

                    (g) A duly executed Lease Indemnification and Reimbursement Agreement substantially in the form attached hereto as Exhibit I;

                    (h) Resignations of each person who is an officer or director of Sara Lee or its Subsidiaries, immediately prior to the Separation Date, and who will be employees of Coach from and after the Separation Date from such office of Sara Lee or its Subsidiaries; PROVIDED, HOWEVER, that Lew Frankfort shall continue to hold the position of Senior Vice President of Sara Lee and Carole P. Sadler shall continue to hold the position of Assistant Secretary of Sara Lee until the IPO Closing Date; and

                    (i) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

               Section 2.2 DOCUMENTS TO BE DELIVERED BY COACH. As of the Separation Date, Coach will deliver to Sara Lee all of the following:

                    (a) In each case where Coach is a party to any agreement or instrument referred to in Section 2.1, a duly executed counterpart of such agreement or instrument; and

                    (b) Resignations of each person who is an officer or director of Coach, immediately prior to the Separation Date from such offices of Coach; PROVIDED, HOWEVER, that the foregoing shall not apply to those officers of Sara Lee who serve as directors of Coach as nominees of Sara Lee.

                                   ARTICLE III

                THE IPO AND ACTIONS PENDING THE IPO; DISTRIBUTION

               Section 3.1 TRANSACTIONS PRIOR TO THE IPO. Subject to the conditions specified in Section 3.3, Sara Lee and Coach shall use their reasonable efforts to consummate the IPO. Such efforts shall include, without limitation, those specified in this Section 3.1.

                    (a) REGISTRATION STATEMENT. Coach shall file the IPO Registration Statement, and such amendments or supplements thereto as may be necessary in order to cause the same to become and remain effective as required by law or by the managing underwriters for the IPO (the "Underwriters"), including, without limitation, filing such amendments or supplements to the IPO Registration Statement as may be required by the underwriting agreement to be entered into among Sara Lee, Coach and the Underwriters (the "Underwriting Agreement"), the Securities and Exchange Commission (the "Commission") or federal, state or foreign securities laws. Sara Lee and Coach shall also cooperate in preparing, filing with the Commission and causing to become effective a registration statement registering the common stock of Coach under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the IPO, the Separation, the Distribution or the other transactions contemplated by this Agreement.

                    (b) UNDERWRITING AGREEMENT. Sara Lee and Coach shall enter into the Underwriting Agreement, in form and substance reasonably satisfactory to Sara Lee and Coach, respectively and shall comply with its obligations thereunder.

                    (c) NYSE LISTING. Coach shall prepare, file and use reasonable efforts to seek to make effective, an application for listing of the common stock of Coach issued in the IPO on the New York Stock Exchange ("NYSE"), subject to official notice of issuance.

               Section 3.2 COOPERATION. Coach shall consult with, and cooperate in all respects with, Sara Lee in connection with the pricing of the common stock of Coach to be offered in the IPO and shall, at Sara Lee's direction, promptly take any and all actions necessary or desirable to consummate the IPO as contemplated by the IPO Registration Statement and the Underwriting Agreement.

               Section 3.3 CONDITIONS PRECEDENT TO CONSUMMATION OF THE IPO. The obligations of the parties to use their reasonable efforts to consummate the IPO (the date of such consummation referred to as the "IPO Closing Date") shall be conditioned on the satisfaction of the following conditions:

                    (a) REGISTRATION STATEMENT. The IPO Registration Statement shall have been filed and declared effective by the Commission, and there shall be no stop-order in effect with respect thereto.

                    (b) BLUE SKY. The actions and filings with regard to applicable securities and blue sky laws of any state (and any comparable laws under any foreign jurisdictions) shall have been taken and, where applicable, have become effective or been accepted.

                    (c) NYSE LISTING. The common stock of Coach to be issued in the IPO shall have been accepted for listing on the NYSE, on official notice of issuance.

                    (d) UNDERWRITING AGREEMENT. Sara Lee and Coach shall have entered into the Underwriting Agreement and all conditions to the obligations of Sara Lee, Coach and the Underwriters shall have been satisfied or waived.

                    (e) STOCK OWNERSHIP. Sara Lee shall be satisfied, in its sole discretion, that Sara Lee will own at least 80.5% of the outstanding common stock of Coach and that Coach will have no class of equity other than common stock outstanding, immediately following the IPO.

                    (f) NO LEGAL RESTRAINTS. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Separation or the IPO or any of the other transactions contemplated by this Agreement shall be in effect.

                    (g) SEPARATION. The Separation shall have become effective by execution of this Agreement and the Ancillary Agreements.

                    (h) OTHER ACTIONS. Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the IPO in order to assure the successful completion of the IPO, shall have been taken.

                    (i) NO TERMINATION. This Agreement shall not have been terminated; PROVIDED, HOWEVER, that the condition listed in subparagraph (e) above must be satisfied.

               Section 3.4 DISTRIBUTION.

                    (a) DISTRIBUTION GENERALLY. At any time after the Separation Date, if Sara Lee, in its sole and absolute discretion, advises Coach that Sara Lee intends to pursue a Distribution, Coach agrees to take all action reasonably requested by Sara Lee to facilitate a Distribution.

                    (b) SARA LEE'S SOLE DISCRETION. Sara Lee shall, in its sole and absolute discretion, determine whether to proceed with all or part of the Distribution or any Distribution, the date of the consummation of any Distribution and all terms of any Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, Sara Lee may at any time and from time to time until the completion of the Distribution, modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. Coach shall cooperate with Sara Lee in all respects to accomplish a Distribution and shall, at Sara Lee's direction, promptly take any and all actions reasonably necessary or desirable to effect the Distribution, including, without limitation, the registration under the Securities Act of the common stock of Coach on an appropriate registration form or forms to be designated by Sara Lee. Sara Lee shall select any investment banker(s) and manager(s) in connection with a Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for Sara Lee;

PROVIDED, HOWEVER, that nothing herein shall prohibit Coach from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution.

               Section 3.5 FURTHER ASSURANCES REGARDING THE DISTRIBUTION. In addition to the actions specifically provided for elsewhere in this Agreement, if Sara Lee decides to proceed with the Distribution, Coach shall, at Sara Lee's direction, use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things commercially reasonably necessary, proper or expeditious under applicable laws, regulations and agreements in order to consummate and make effective the Distribution as promptly as reasonably practicable. Without limiting the generality of the foregoing, Coach shall, at Sara Lee's direction, cooperate with Sara Lee, and execute and deliver, or use all commercially reasonable efforts to cause to have executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any domestic or foreign governmental or regulatory authority requested by Sara Lee in order to consummate and make effective the Distribution.

                                   ARTICLE IV

                           COVENANTS AND OTHER MATTERS

               Section 4.1 OTHER AGREEMENTS. Sara Lee and Coach agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Ancillary Agreements.

               Section 4.2 FURTHER INSTRUMENTS. At the request of Coach, and without further consideration, Sara Lee will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to Coach and its Subsidiaries such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such action as Coach may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Coach and its Subsidiaries and confirm Coach's and its Subsidiaries' title to all of the assets, rights and other things of value contemplated to be transferred to Coach and its Subsidiaries pursuant to this Agreement, the Ancillary Agreements, and any documents referred to therein, to put Coach and its Subsidiaries in actual possession and operating control thereof and to permit Coach and its Subsidiaries to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained). At the request of Sara Lee and without further consideration, Coach will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to Sara Lee and its Subsidiaries all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as Sara Lee may reasonably deem necessary or desirable in order to have Coach fully and unconditionally assume and discharge the liabilities contemplated to be assumed by Coach under this Agreement or any document in connection herewith and to relieve the Sara Lee Group of any liability or obligation with respect thereto and evidence the same to third parties. Neither Sara Lee nor Coach shall be obligated, in connection with the foregoing, to expend money other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, unless reimbursed by the other party. Furthermore, each party, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

               Section 4.3 AGREEMENT FOR EXCHANGE OF INFORMATION.

                    (a) GENERALLY. Each of Sara Lee and Coach agrees to provide, or cause to be provided, to the other, at any time, as soon as reasonably practicable after written request therefor, all reports and other Information regularly provided by Coach to Sara Lee prior to the Separation Date and any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) during the Pre-Distribution Period and thereafter to the extent such Information and cooperation is necessary to comply with such reporting, filing and disclosure obligations, for the preparation of financial statements or completing an audit, and as reasonably necessary to conduct the ongoing businesses of Sara Lee or Coach, as the case may be; PROVIDED, HOWEVER, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. Each of Sara Lee and Coach agree to make their respective personnel available to discuss the Information exchanged pursuant to this Section 4.3.

                    (b) INTERNAL ACCOUNTING CONTROLS; FINANCIAL INFORMATION. After the Separation Date, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, tax return, accounting, audit and other obligations, and (ii) each party shall provide, or cause to be provided, to the other party and its Subsidiaries in such form as such requesting party shall request, at no charge to the requesting party, all financial and other data and information as the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

                    (c) OWNERSHIP OF INFORMATION. Any Information owned by a party that is provided to a requesting party pursuant to this Section 4.3 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

                    (d) RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this Section 4.3 and other provisions of this Agreement after the Distribution Date, each party agrees to use its commercially reasonable efforts until the Distribution Date to retain all Information in its respective possession or control substantially in accordance with the policies of Sara Lee as in effect on the Separation Date. However, except as set forth in the Tax Sharing Agreement, at any time after the Distribution Date, each party may amend its respective record retention policies at such party's discretion; PROVIDED, HOWEVER, that if a party desires to effect the amendment within three (3) years after the Distribution Date, the amending party must give thirty (30) days prior written notice of such change in the policy to the other party to this Agreement. No party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the Separation Date (other than Information that is permitted to be destroyed under the current record retention policies of Sara Lee) and that falls under the categories listed in Section 4.3(a), without first using its commercially reasonable efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession or make copies of such Information prior to such destruction.

                    (e) LIMITATION OF LIABILITY. Each party will use its good faith efforts to ensure that Information provided to the other party hereunder is accurate and complete; PROVIDED, HOWEVER, no party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Section 4.3 is found to be inaccurate, in the absence of gross negligence or willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after commercially reasonable efforts by such party to comply with the provisions of Section 4.3(d).

                    (f) OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this Section 4.3 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Ancillary Agreement.

                    (g) PRODUCTION OF WITNESSES; RECORDS; COOPERATION. After the Separation Date, except in the case of a legal or other proceeding by one party against another party, each party hereto shall use its commercially reasonable efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

               Section 4.4 AUDITORS AND AUDITS; FINANCIAL STATEMENTS; ACCOUNTING MATTERS. Each party agrees that:

                    (a) SELECTION OF AUDITORS. Until the Distribution Date, Coach shall not use a different accounting firm from the accounting firm that is used by Sara Lee to serve as its (and its Subsidiaries') independent certified public accountants ("Coach's Auditors") for purposes of providing an opinion on its consolidated financial statements without Sara Lee's prior written consent; PROVIDED, HOWEVER, that Coach's audit committee shall be entitled to select its own representative and team of accountants from such accounting firm to serve Coach, which may be different from the representative and team of accountants that serve Sara Lee, and for so long as such accounting firm is willing and permitted by applicable legal or accounting standards to serve as Coach's Auditors.

                    (b) DATE OF AUDITORS' OPINION AND QUARTERLY REVIEWS. Coach shall use its commercially reasonable efforts to enable the Coach Auditors to complete their audit such that they will date their opinion on Coach's audited annual financial statements on the same date that Sara Lee's independent certified public accountants ("Sara Lee's Auditors") date their opinion on Sara Lee's audited annual financial statements, and to enable Sara Lee to meet its timetable for the printing, filing and public dissemination of Sara Lee's annual financial statements. Coach shall use its commercially reasonable efforts to enable the Coach Auditors to complete their annual audit and quarterly review procedures such that they will provide clearance on Coach's annual and quarterly financial statements on the same date that Sara Lee's Auditors provide clearance on Sara Lee's annual and quarterly financial statements.

                    (c) ANNUAL AND QUARTERLY FINANCIAL STATEMENTS. Until the Distribution Date, Coach shall not change its fiscal year and, until the Sara Lee fiscal year end first occurring after the Distribution Date and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit, shall provide to Sara Lee on a timely basis all Information that Sara Lee reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Sara Lee's annual, quarterly and monthly financial statements. Without limiting the generality of the foregoing, Coach will provide all required financial Information with respect to Coach and its Subsidiaries to Coach's Auditors in a sufficient and reasonable time and in sufficient detail to permit Coach's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Sara Lee's Auditors with respect to financial Information to be included or contained in Sara Lee's annual, quarterly and monthly financial statements. Similarly, Sara Lee shall provide to Coach on a timely basis all financial Information that Coach reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Coach's annual, quarterly and monthly financial statements. Without limiting the generality of the foregoing, Sara Lee will provide all required financial Information with respect to Sara Lee and its Subsidiaries to Coach's Auditors in a sufficient and reasonable time and in sufficient detail to permit Coach's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Coach's Auditors with respect to Information to be included or contained in Coach's annual and quarterly financial statements.

                    (d) COMPLIANCE WITH POLICIES. Until the Distribution Date and thereafter to the extent necessary for the preparation of consolidated financial statements on a basis consistent with prior periods, Coach shall comply with all financial accounting and reporting rules, policies and directives of Sara Lee, and fulfill all timing and reporting requirements, applicable to Sara Lee's Subsidiaries that are consolidated with Sara Lee for financial statement purposes.

                    (e) IDENTITY OF PERSONNEL PERFORMING THE ANNUAL AUDIT AND QUARTERLY REVIEWS. Until the Distribution Date and thereafter to the extent such information and cooperation is necessary for the preparation of financial statements or completing a financial statements audit, Coach shall authorize Coach's Auditors to make available to Sara Lee's Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of Coach and work papers related to the annual audits and quarterly reviews of Coach, in all cases within a reasonable time prior to Coach's Auditors' opinion date, so that Sara Lee's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Coach's Auditors as it relates to Sara Lee's Auditors' report on Sara Lee's financial statements, all within sufficient time to enable Sara Lee to meet its timetable for the printing, filing and public dissemination of Sara Lee's annual and quarterly statements. Similarly, Sara Lee shall authorize Sara Lee's Auditors to make available to Coach's Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of Sara Lee and work papers related to the annual audits and quarterly reviews of Sara Lee, in all cases within a reasonable time prior to Sara Lee's Auditors' opinion date, so that Coach's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Sara Lee's Auditors as it relates to Coach's Auditors' report on Coach's statements, all within sufficient time to enable Coach to meet its timetable for the printing, filing and public dissemination of Coach's annual and quarterly financial statements.

                    (f) ACCESS TO BOOKS AND RECORDS. Until the Distribution Date and thereafter to the extent such information and cooperation is necessary for the preparation of financial statements or completing a financial statements audit, all governmental audits are complete and the applicable statute of limitations for tax matters has expired, Coach shall provide Sara Lee's internal auditors, counsel and other designated representatives of Sara Lee access during normal business hours to (i) the premises of Coach and its Subsidiaries and all Information (and duplicating rights) within the knowledge, possession or control of Coach and its Subsidiaries and (ii) the officers and employees of Coach and its Subsidiaries, so that Sara Lee may conduct reasonable audits relating to the financial statements provided by Coach pursuant hereto as well as to the internal accounting controls and operations of Coach and its Subsidiaries. Similarly, Sara Lee shall provide Coach's internal auditors, counsel and other designated representatives of Coach access during normal business hours to (i) the premises of Sara Lee and its Subsidiaries and all Information (and duplicating rights with respect thereto) within the knowledge, possession or control of Sara Lee and its Subsidiaries and (ii) the officers and employees of Sara Lee and its Subsidiaries, so that Coach may conduct reasonable audits relating to the financial statements provided by Sara Lee pursuant hereto as well as to the internal accounting controls and operations of Sara Lee and its Subsidiaries.

                    (g) NOTICE OF CHANGE IN ACCOUNTING PRINCIPLES. Until the Distribution Date and thereafter if a change in accounting principles would affect the historical financial statements of the other party, (i) Coach shall not make or adopt any significant changes in its accounting estimates or accounting principles from those in effect on the Separation Date without Sara Lee's prior written consent, which shall not be unreasonably withheld, and (ii) Coach will consult with Sara Lee and, if requested by Sara Lee, Coach will consult with Sara Lee's independent public accountants with respect thereto. Sara Lee shall give Coach as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date. Sara Lee will consult with Coach and, if requested by Coach, Sara Lee will consult with Coach's independent public accountants with respect thereto.

                    (h) CONFLICT WITH THIRD-PARTY AGREEMENTS. Nothing in Sections 4.3 and 4.4 shall require Coach to violate any agreement with any third party regarding the confidentiality of confidential and proprietary information relating to that third party or its business; PROVIDED, HOWEVER, that in the event that Coach is required under Sections 4.3 and 4.4 to disclose any such Information, Coach shall use all commercially reasonable efforts to seek to obtain such third party's consent to the disclosure of such information.

               Section 4.5 CONFIDENTIALITY.

                    (a) For a period (i) in the case of Confidential Information that is Confidential Business Information, of ten years from the Separation Date and (ii) in the case of Confidential Information that is Confidential Operational Information, continuing into perpetuity, Sara Lee and Coach shall hold and shall cause each of their respective Subsidiaries to hold, and shall each cause their respective officers, employees, agents, consultants and advisors to hold, in strict confidence and not to disclose or release without the prior written consent of the other party, any and all Confidential Information (as defined herein) concerning the other party; PROVIDED, that the parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information and are informed of their obligation to hold such information confidential to the same extent as is applicable to the parties hereto and in respect of whose failure to comply with such obligations, Coach or Sara Lee, as the case may be, will be responsible or (ii) if the parties or any of their respective Subsidiaries are compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of independent legal counsel, by other requirements of law. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (ii) above, Sara Lee or Coach, as the case may be, shall promptly notify the other of the existence of such request or demand and shall provide the other a reasonable opportunity to seek an appropriate protective order or other remedy, which both parties will cooperate in obtaining. In the event that such appropriate protective order or other remedy is not obtained, the party whose Confidential Information is required to be disclosed shall or shall cause the other party to furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed. As used in this Section 4.5:

                             (1)    "Confidential Information" shall mean
        Confidential Business Information and Confidential Operational Information concerning one party which, prior to or following the Separation Date, has been disclosed by Sara Lee or its Subsidiaries on the one hand, or Coach or its Subsidiaries, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other, including pursuant to the access provisions of Section 4.3 or 4.4 hereof or any other provision of this Agreement (except to the extent that such Information can be shown to have been (x) in the public domain through no fault of such party (or any party's Subsidiary) or (y) later lawfully acquired from other sources by the party (or any party's Subsidiary) to which it was furnished; PROVIDED, HOWEVER, in the case of (y) that such sources did not provide such Information in breach of any confidentiality obligations).

                             (2)    "Confidential Operational Information"
        shall mean all proprietary, design or operational information, data or material including, without limitation, (a) specifications, ideas and concepts for products and services, (b) manufacturing specifications and procedures, (c) design drawings and models, (d) materials and material specifications, (e) quality assurance policies, procedures and specifications, (f) customer information, (g) computer software and derivatives thereof relating to design development or manufacture of products, (h) training materials and information and (i) all other know-how, methodology, procedures, techniques and trade secrets related to design, development and manufacturing.

                             (3) "Confidential Business Information" shall mean all proprietary information, data or material other than Confidential Operational Information, including, but not limited to (a) proprietary earnings reports and forecasts, (b) proprietary macro-economic reports and forecasts, (c) proprietary business plans, (d) proprietary general market evaluations and surveys and (e) proprietary financing and credit-related information.

Notwithstanding the first sentence of this Section 4.5(a), with respect to any Confidential Business Information that is disclosed after the Separation Date (which shall be deemed to be Confidential Information for the purposes of this Section), the obligations of this subsection shall terminate ten years after the date of the first disclosure of such Confidential Business Information to Sara Lee or its Subsidiaries, on the one hand, or Coach or its Subsidiaries, on the other hand.

                    (b) Notwithstanding anything to the contrary set forth herein, (i) Sara Lee and its Subsidiaries, on the one hand, and Coach and its Subsidiaries, on the other hand, shall be deemed to have satisfied their obligations hereunder with respect to Confidential Information if they exercise the same degree of care (but no less than a reasonable degree of care) as they take to preserve confidentiality for their own similar Information and (ii) confidentiality obligations provided for in any agreement between Sara Lee or its Subsidiaries, or Coach or any of its Subsidiaries, on the one hand, and any employee of Sara Lee or any of its Subsidiaries, or Coach or any of its Subsidiaries, on the other hand shall remain in full force and effect. Confidential Information of Sara Lee and its Subsidiaries, on the one hand, or Coach and its Subsidiaries, on the other hand, in the possession of and used by the other as of the Separation Date may continue to be used by such Person in possession of the Confidential Information in and only in the operation of the business of Sara Lee or the Coach Business, the case may be, and may be used only so long as the Confidential Information is maintained in confidence and not disclosed in violation of Section 4.5(a). Such continued right to use may not be transferred to any third party unless the third party purchases all or substantially all of the business and Assets in one transaction or in a series of related transactions for which or in which the relevant Confidential Information is used or employed. In the event that such right to use is transferred in accordance with the preceding sentence, the transferring party shall not disclose the source of the relevant Confidential Information.

               Section 4.6 PRIVILEGED MATTERS.

                    (a) Sara Lee and Coach agree that their respective rights and obligations to maintain, preserve, assert or waive any or all privileges belonging to either corporation or their Subsidiaries with respect to the Coach Business or the business of Sara Lee, including but not limited to the attorney-client and work product privileges (collectively, "Privileges"), shall be governed by the provisions of this Section 4.6. With respect to Privileged Information of Sara Lee (as defined below), Sara Lee shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and Coach shall take no action (nor permit any of its Subsidiaries to take action) without the prior written consent of Sara Lee that could result in any waiver of any Privilege that could be asserted by Sara Lee or any of its Subsidiaries under applicable law and this Agreement. With respect to Privileged Information of Coach arising after the Separation, Coach shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and Sara Lee shall take no action (nor permit any of its Subsidiaries to take action) without the prior written consent of Coach that could result in any waiver of any Privilege that could be asserted by Coach or any of its Subsidiaries under applicable law and this Agreement. The rights and obligations created by this Section
4.6 shall apply to all Information as to which Sara Lee or Coach or their respective Subsidiaries would be entitled to assert or has asserted a Privilege without regard to the effect, if any, of the Separation ("Privileged Information"). Privileged Information of Sara Lee includes but is not limited to (i) any and all Information regarding the business of Sara Lee and its Subsidiaries (other than the Coach Business; PROVIDED that Coach has assumed and will be liable on or after the Separation Date for any liability or claim arising with respect to such Information), whether or not it is in the possession of Coach or any of its Subsidiaries; (ii) all communications subject to a Privilege between counsel for Sara Lee (including in-house counsel) and any person who, at the time of the communication, was an employee of Sara Lee, regardless of whether such employee is or becomes an employee of Coach or any of its Subsidiaries and (iii) all Information generated, received or arising after the Separation Date that refers or relates to Privileged Information of Sara Lee generated, received or arising prior to the Separation Date. Privileged Information of Coach includes but is not limited to (x) any and all Information regarding the Coach Business, whether or not it is in the possession of Sara Lee or any of its Subsidiaries; PROVIDED that Coach has assumed and will be liable on or after the Separation Date for any liability or claim arising with respect to such Information; (y) all communications subject to a Privilege occurring after the Separation between counsel for the Coach Business (including in-house counsel and former in-house counsel who are employees of Sara Lee) and any person who, at the time of the communication, was an employee of Coach, regardless of whether such employee was, is or becomes an employee of Sara Lee or any of its Subsidiaries and (z) all Information generated, received or arising after the Separation Date that refers or relates to Privileged Information of Coach generated, received or arising after the Separation Date.

                    (b) Upon receipt by Sara Lee or Coach, as the case may be, of any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other or if Sara Lee or Coach, as the case may be, obtains knowledge that any current or former employee of Sara Lee or Coach, as the case may be, has received any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other, Sara Lee or Coach, as the case may be, shall promptly notify the other of the existence of the request and shall provide the other a reasonable opportunity to review the Information and to assert any rights it may have under this Section 4.6 or otherwise to prevent the production or disclosure of Privileged Information. Sara Lee or Coach, as the case may be, will not produce or disclose to any third party any of the other's Privileged Information under this Section 4.6 unless (a) the other has provided its express written consent to such production or disclosure or
(b) a court of competent jurisdiction has entered an order not subject to interlocutory appeal or review finding that the Information is not entitled to protection from disclosure under any applicable privilege, doctrine or rule.

                    (c) Sara Lee's transfer of books and records pertaining to the Coach Business and other Information to Coach, Sara Lee's agreement to permit Coach to obtain Information existing prior to the Separation, Coach's transfer of books and records pertaining to Sara Lee, if any, and other Information and Coach's agreement to permit Sara Lee to obtain Information existing prior to the Separation are made in reliance on Sara Lee's and Coach's respective agreements, as set forth in Section 4.5 and this Section 4.6, to maintain the confidentiality of such Information and to take the steps provided herein for the preservation of all Privileges that may belong to or be asserted by Sara Lee or Coach, as the case may be. The access to Information, witnesses and individuals being granted pursuant to Sections 4.3 and 4.4 and the disclosure to Coach and Sara Lee of Privileged Information relating to the Coach Business or the business of Sara Lee pursuant to this Agreement in connection with the Separation shall not be asserted by Sara Lee or Coach to constitute, or otherwise deemed, a waiver of any Privilege that has been or may be asserted under this Section 4.6 or otherwise. Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to Sara Lee and Coach in, or the obligations imposed upon Sara Lee and Coach by, this Section 4.6.

               Section 4.7 MAIL AND OTHER COMMUNICATIONS. After the Separation Date, each of Sara Lee and Coach may receive mail, telegrams, packages and other communications properly belonging to the other. Accordingly, at all times after the Separation Date, each of Sara Lee and Coach authorizes the other to receive and open all mail, telegrams, packages and other communications received by it and not unambiguously intended for the other party or any of the other party's officers or directors, and to retain the same to the extent that they relate to the business of the receiving party or, to the extent that they do not relate to the business of the receiving party, the receiving party shall promptly deliver such mail, telegrams, packages or other communications, including, without limitation, notices of any liens or encumbrances on any asset transferred to Coach in connection with the Separation, (or, in case the same relate to both businesses, copies thereof) to the other party as provided for in Section 6.5 hereof. The provisions of this Section 4.7 are not intended to, and shall not, be deemed to constitute an authorization by either Sara Lee or Coach to permit the other to accept service of process on its behalf and neither party is or shall be deemed to be the agent of the other for service of process purposes.

               Section 4.8 CONSISTENCY WITH PAST PRACTICES. At all times, Sara Lee and Coach will conduct the Coach Business before the Separation Date and Coach will conduct the Coach Business before the Distribution Date in the ordinary course, consistent with past practices.

               Section 4.9 ENVIRONMENTAL AND SAFETY PRACTICES. Coach covenants that, from the Separation Date through the Distribution Date, the following: (i) all handbags, men's and women's accessories, business cases, luggage and other products sold by Coach in the ordinary course of the Coach Business ("Products") shall be manufactured in accordance with all applicable federal, state and local environmental, safety and other laws, regulations, ordinances, permits, licenses or any other binding legal obligation in effect at the time and place of manufacture and sale of the Products; (ii) that Coach will operate its facilities and conduct its operations, or cause its operations to be conducted, in compliance with all applicable federal, state and local environmental, safety and other laws, regulations, ordinances, permits, licenses or any other binding legal obligation in effect now or in the future; (iii) that Coach will continue to maintain an environmental management system comparable to or better than Coach's environmental management system, as that system exists on the Separation Date, or Sara Lee's environmental management system as improved or updated thereafter, comparability to be determined by Sara Lee through Sara Lee's right to periodically inspect and audit Coach's environmental management systems and facilities and (iv) Coach will participate in Sara Lee's periodic environmental council meetings and training programs as part of Coach's efforts to maintain compliance with environmental laws and regulations and main tain an comparable environmental management system.

               Section 4.10 PAYMENT OF EXPENSES. Except as otherwise provided in this Agreement, the Ancillary Agreements or any other agreement between the parties relating to the Separation, the IPO or a Distribution, (i) all costs and expenses of the parties hereto in connection with the IPO (including costs associated with drafting this Agreement, the Ancillary Agreements and the documents relating to the formation of Coach) shall be paid by Coach, (ii) all costs and expenses of the parties hereto in connection with any Distribution shall be paid by Sara Lee; PROVIDED, HOWEVER, that Coach will pay the fees and expenses of its independent accountants with respect to services they otherwise would perform in order for Coach to comply with its SEC filings, bank facilities or other reporting obligations, and Sara Lee will pay the incremental fees and expenses of Coach's independent accountants incurred in connection with the Distribution; and (ii) all costs and expenses of the parties hereto in connection with the Separation shall be paid by the party which incurs such cost or expense. Coach will instruct its independent accountants to segregate its fees and expenses between those incurred in connection with the Distribution and those incurred in connection with other matters. Notwithstanding the foregoing, Coach and Sara Lee shall each be responsible for their own internal fees, costs and expenses (e.g., salaries of personnel) incurred in connection with the Separation, the IPO and a Distribution.

               Section 4.11 DISPUTE RESOLUTION.

                    (a) Any dispute, controversy or claim arising out of or relating to this Agreement or the Ancillary Agreements, other than the Tax Sharing Agreement, or the breach, termination or validity thereof ("Dispute") which arises between the parties shall first be negotiated between appropriate senior executives of each party who shall have the authority to resolve the matter. Such executives shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies, within 10 days of receipt by a party of notice of a Dispute, which date of receipt shall be referred to herein as the "Dispute Resolution Commencement Date." Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in any subsequent proceeding between the parties. If the senior executives are unable to resolve the Dispute within thirty (30) days from the Dispute Resolution Commencement Date, then, on the request of any party, the Dispute will be mediated by a mediator appointed pursuant to the mediation rules of the American Arbitration Association ("AAA"). Both parties will share the administrative costs of the mediation and the mediator's fees and expenses equally, and each party shall bear all of its other costs and expenses related to the mediation, including but not limited to attorney's fees, witness fees, and travel expenses. The mediation shall take place in Cook County, Illinois or in whatever alternative forum on which the parties may agree.

                    (b) Any Dispute which the parties cannot resolve through mediation within forty-five days of the appointment of the mediator, shall at the request of any party be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the AAA in Cook County, Illinois. There shall be three (3) neutral arbitrators of whom Sara Lee shall appoint one and Coach shall appoint one within 30 days of the receipt by the respondent of the demand for arbitration. The two arbitrators so appointed shall select the chair of the arbitral tribunal within 30 days of the appointment of the second arbitrator. If any arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the AAA by using a list striking and ranking procedure in accordance with its rules. Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen years of experience and an experienced arbitrator. The prevailing party in such arbitration shall be entitled to be awarded its expenses, including its share of administrative and arbitrator fees and expenses and reasonable attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrators shall be final and binding on the parties and may be enforced in any court of competent jurisdiction.

                    (c) By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies or modify or vacate any temporary or preliminary relief issued by a court, to issue an award for temporary or permanent injunctive relief (including specific performance) and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect.

                    (d) CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this
Section 4.11 with respect to all matters not subject to such dispute, controversy or claim.

               Section 4.12 GOVERNMENTAL APPROVALS. To the extent that the Separation requires any Governmental Approvals, the parties will use their commercially reasonable efforts to obtain any such Governmental Approvals.

               Section 4.13 NO REPRESENTATION OR WARRANTY. Sara Lee does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

                    (a) the value of any asset or thing of value to be transferred to Coach;

                    (b) the freedom from encumbrance of any asset or thing of value to be transferred to Coach; PROVIDED, HOWEVER, that Sara Lee agrees to notify Coach promptly in the event Sara Lee receives any notice or claim of any encumbrance on or against any asset or thing of value transferred to Coach;

                    (c)  the absence of defenses or freedom from
counterclaims with respect to any claim to be transferred to Coach; PROVIDED, HOWEVER, that neither Sara Lee nor its Subsidiaries have any counterclaims with respect to any claim to be transferred to Coach; or

                    (d) the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, deliver and filing.

Except as may expressly be set forth herein or in any Ancillary Agreement, all assets to be transferred to Coach shall be transferred "AS IS, WHERE IS" and Coach shall bear the economic and legal risk that any conveyance shall prove to be insufficient to vest in Coach good and marketable title, free and clear of any lien, claim, equity or other encumbrance.

               Section 4.14 NON-SOLICITATION OF EMPLOYEES. Sara Lee and Coach each agree not to solicit or recruit, without the other party's express written consent, the other party's employees for a period of two (2) years following the Separation Date. To the extent this prohibition is waived, any recruitment efforts by either Sara Lee or Coach during the period of one (1) year after the Separation Date shall be coordinated with each party's Senior Vice President of Human Resources or his or her designee and appropriate management. Notwithstanding the foregoing, this prohibition on solicitation does not apply to actions taken by a party either: (a) solely as a result of an employee's affirmative response to a general recruitment effort carried out through a public solicitation or general solicitation or (b) as a result of an employee's initiative.

               Section 4.15 COOPERATION IN OBTAINING NEW AGREEMENTS. Sara Lee understands that, prior to the Separation Date, Coach has derived benefits under certain agreements and relationships between Sara Lee and third parties, which agreements and relationships are not being assigned or transferred to Coach in connection with the Separation. Upon the request of Coach, Sara Lee agrees to make introductions of appropriate Coach personnel to Sara Lee's contacts at such third parties, and agrees to provide reasonable assistance to Coach, at Sara Lee's own expense, so that Coach, to the extent possible, may enter into agreements or relationships with such third parties under substantially equivalent terms and conditions, including financial terms and conditions, that apply to Sara Lee. Such assistance may include, but is not limited to, (i) requesting and encouraging such third parties to enter into such agreements or relationships with Coach, (ii) attending meetings and negotiating sessions with Coach and such third parties and (iii) participating in buying consortiums with Coach. Sara Lee also understands that certain agreements between Sara Lee and third parties which are being assigned to Coach in connection with the Separation may require the consent of the applicable third party. Sara Lee shall assist Coach in seeking and obtaining the consent of such third parties to such assignment. The parties expect that the activities contemplated by this
Section 4.15 will be substantially completed by the Distribution Date, but in no event will Sara Lee have any obligations hereunder after the first anniversary of the Distribution Date.

               Section 4.16 PROPERTY DAMAGE TO COACH ASSETS PRIOR TO THE SEPARATION DATE. In the event of any property damage, other than ordinary wear and tear, to any Coach Assets held by Sara Lee which occurs prior to the Separation Date, Sara Lee shall repair or otherwise address such damage in the ordinary course of business consistent with past practices; PROVIDED, HOWEVER, that nothing in this clause shall restrict Sara Lee from disposing of any Assets in the ordinary course of business consistent with past practices.

               Section 4.17 RESTRICTIONS ON COACH. Notwithstanding any other provision of this Agreement or any of the Ancillary Agreements, for the period from the Separation Date until the Distribution Date (the "Pre-Distribution Period"), Coach shall not take any action (such action to include, without limitation, the granting of restricted stock awards and the issuance of Coach Capital Stock (whether upon the exercise by the holders of any stock options or convertible securities issued by Coach or otherwise) during the Pre-Distribution Period without the prior written consent of Sara Lee if, as a result of such action, Sara Lee would or would reasonably be expected to cease to have Tax Control of Coach unless, prior to Coach taking such action Sara Lee has determined, in its sole and absolute discretion, which discretion shall be exercised in good faith solely to preserve both Sara Lee's Tax Control of Coach and the Tax-Free Status of the Distribution, that such action will not jeopardize either Sara Lee's Tax Control of Coach or the Tax-Free Status of the Distribution. In furtherance of the foregoing provisions of this Section 4.17, Coach shall be permitted to grant stock options and restricted stock awards to its employees which have been approved by the compensation and employee benefits committee of Coach only so long as
(i) Coach repurchases in the open market sufficient shares of issued and outstanding Coach Capital Stock prior to the date such stock options are exercised or become transferable or such restricted stock awards are granted (or deemed granted) to ensure that Sara Lee will not cease to have Tax Control of Coach at any time during the Pre-Distribution Period, (ii) Coach provides Sara Lee with prior written notification of the procedures taken by Coach to comply with its obligations described in clause (i) above, including substantiation that the appropriate number of Coach shares have been repurchased, and (iii) Sara Lee approves of such procedures in writing (which approval shall not be unreasonably withheld). All of the restrictions on Coach contained in this Section 4.17 shall apply to Coach during the Pre-Distribution Period. In furtherance of Coach's covenants under this Section 4.17, Coach shall instruct the Coach Transfer Agent not to issue or deliver certificates representing, or other evidence of ownership of, newly issued shares of Coach Capital Stock during the Pre-Distribution Period without the prior written consent of Sara Lee. Coach hereby agrees that during the Pre-Distribution Period, (i) the treasury department of Sara Lee will administer or oversee the administration of all issuances of shares of Coach Capital Stock (whether pursuant to stock options exercises, the granting of restricted stock awards, or otherwise) to ensure that Sara Lee will not fail to have Tax Control of Coach at any time during the Pre-Distribution Period and (ii) all grants of options, restricted stock awards and other issuances of similar instruments by Coach during the Pre-Distribution Period shall include provisions to the effect that the grant or exercise of such option, award or other instrument shall be void AB INITIO if the effect of such grant or exercise (whether alone or when aggregated with other issuances of Coach Capital Stock) would cause or would reasonably be expected to cause Sara Lee to fail to have Tax Control of Coach at any time during the Pre-Distribution Period.

               Section 4.18 SARA LEE EMPLOYEE DISCOUNT ON COACH PRODUCTS. For the period ending ten (10) years from the Distribution Date, Coach will continue to offer all employees and directors of the Sara Lee Group on the date of purchase a discount on all Coach products purchased by such Sara Lee Group employees or directors, which discount shall be equivalent to the employee and director discount programs in effect with respect to Coach products as of the Separation Date.

                                    ARTICLE V

                               REGISTRATION RIGHTS

               Section 5.1 DEMAND REGISTRATION. (a) The Holders shall have the right after the IPO Closing Date to request in writing (a "Request") (which request shall specify the Registrable Securities intended to be disposed of by such Holders and the intended method of distribution thereof, including in a Rule 415 Offering, if Coach is then eligible to register such Registrable Securities on Form S-3 (or a successor form) for such offering) that Coach register such portion of such Holders' Registrable Securities as shall be specified in the Request (a "Demand Registration") by filing with the Commission, as soon as practicable thereafter, but not later than the 30th day (or the 45th day if the applicable registration form is other than Form S- 3) after the receipt of such a Request by Coach, a registration statement (a "Demand Registration Statement") covering such Registrable Securities, and Coach shall use all commercially reasonable efforts to have such Demand Registration Statement declared effective by the Commission as soon as practicable thereafter, but in no event later than the 75th day (or the 90th day if the applicable registration form is other than Form S-3) after the receipt of such a Request, and to keep such Demand Registration Statement Continuously Effective for a period of at least twenty-four (24) months, in the case of a Rule 415 Offering, or, in all other cases, for a period of at least 180 days following the date on which such Demand Registration Statement is declared effective (or for such shorter period which will terminate when all of the Registrable Securities covered by such Demand Registration Statement shall have been sold pursuant thereto), including, if necessary, by filing with the Commission a post-effective amendment or a supplement to the Demand Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by Coach for such Demand Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky laws, or any rules and regulations thereunder; PROVIDED that such period during which the Demand Registration Statement shall remain Continuously Effective shall, in the case of an Underwritten Offering, be extended for such period (if any) as the underwriters shall reasonably require, including to satisfy, in the judgment of counsel to the underwriters, any prospectus delivery requirements imposed by applicable law.

                    (b) Coach shall not be obligated to effect more than three (3) Demand Registrations pursuant to Requests, other than Requests with respect to a Rule 415 Offering which shall not reduce the number of Demand Registrations which may be Requested by Holders, and not more than one (1) Demand Registration in any calendar year. For purposes of the preceding sentence, a Demand Registration shall not be deemed to have been effected (and, therefore, not requested for purposes of paragraph (a) above), (i) unless a Demand Registration Statement with respect thereto has become effective, (ii) if after such Demand Registration Statement has become effective, the offer, sale or distribution of Registrable Securities thereunder is prevented by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to any Holder and such effect is not thereafter eliminated or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of a failure on the part of any Holder. If Coach shall have complied with its obligations under this Article V, a right to a Demand Registration pursuant to this
Section 5.1 shall be deemed to have been satisfied upon the earlier of (x) the date as of which all of the Registrable Securities included therein shall have been sold to the underwriters or distributed pursuant to the Demand Registration Statement and (y) the date as of which such Demand Registration shall have been Continuously Effective for a period of at least twenty-four
(24) months, in the case of a Rule 415 Offering, or, in all other cases, for a period of at least 180 days following the effectiveness of such Demand Registration Statement.

                    (c) Any request made pursuant to this Section 5.1 shall be addressed to the attention of the secretary of Coach, and shall specify
(i) the number of Registrable Securities to be registered (which shall be not less than the lesser of (x) 5% of the total number of shares of Common Stock outstanding or (y) the remaining balance of the Registrable Securities then held by the Holders, provided that the aggregate public offering price of the Registrable Securities to be registered (based on the closing sale price of the Common Stock on the last trading day prior to the delivery of a Request) would not be less than $20 million), (ii) the intended method of distribution thereof and (iii) that the request is for a Demand Registration pursuant to this Section 5.1.

                    (d) Coach may not include in a Demand Registration pursuant to Section 5.1 hereof shares of Common Stock for the account of Coach or any subsidiary of Coach, but, if and to the extent required by a contractual obligation, may, subject to compliance with Section 5.1(e), include shares of Common Stock for the account of any other Person who holds shares of Common Stock entitled to be included therein; PROVIDED, HOWEVER, that if the Underwriters' Representative of any offering described in this
Section 5.1 shall have informed Coach in writing that in its judgment there is a Maximum Number of shares of Common Stock that all Holders and any other Persons desiring to participate in such Registration may include in such offering, then Coach shall include in such Demand Registration all Registrable Securities requested to be included in such registration by the Holders together with up to such additional number of shares of Common Stock that any other Persons entitled to participate in such registration desire to include in such registration up to the Maximum Number that the Underwriters' Representative has informed Coach may be included in such registration without materially and adversely affecting the success or pricing of such offering; PROVIDED that the number of shares of Common Stock to be offered for the account of all such other Persons participating in such registration shall be reduced in a manner determined by the Company in its sole discretion.

                    (e) No Holder may participate in any Underwritten Offering under Section 5.1 hereof and no other Person shall be permitted to participate in any such offering pursuant to Section 5.1 hereof unless it completes and executes all customary questionnaires, powers of attorney, custody agreements, underwriting agreements and other customary documents required under the customary terms of such underwriting arrangements. In connection with any Underwritten Offering under Section 5.1 hereof, each participating Holder and Coach and, except in the case of a Rule 415 Offering hereof, each other Person shall be a party to the underwriting agreement with the underwriters and may be required to make certain customary representations and warranties and provide certain customary indemnifications for the benefits of the underwriters; PROVIDED that the Holders shall not be required to make representations and warranties with respect to Coach and its Subsidiaries or their business and operations and shall not be required to agree to any indemnity or contribution provisions less favorable to them than as are set forth herein.

               Section 5.2 PIGGYBACK REGISTRATION. (a) In the event that Coach at any time after the IPO Closing Date proposes to register any of its Common Stock, any other of its equity securities or securities convertible into or exchangeable for its equity securities (collectively, including Common Stock, "Other Securities") under the Securities Act, either in connection with a primary offering for cash for the account of Coach, a secondary offering or a combined primary and secondary offering, Coach will each time it intends to effect such a registration, give written notice (a "Company Notice") to all Holders of Registrable Securities at least ten (10) business days prior to the initial filing of a registration statement with the Commission pertaining thereto, informing such Holders of its intent to file such registration statement and of the Holders' right to request the registration of the Registrable Securities held by the Holders. Upon the written request of the Holders made within seven (7) business days after any such Company Notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Holder and, unless the applicable registration is intended to effect a primary offering of Common Stock for cash for the account of Coach, the intended distribution thereof), Coach will use all commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which Coach has been so requested to register by the Holders to the extent required to permit the disposition (in accordance with the intended methods of distribution thereof or, in the case of a registration which is intended to effect a primary offering for cash for the account of Coach, in accordance with Coach's intended method of distribution) of the Registrable Securities so requested to be registered, including, if necessary, by filing with the Commission a post-effective amendment or a supplement to the registration statement filed by Coach or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the registration statement filed by Coach, if required by the rules, regulations or instructions applicable to the registration form used by Coach for such registration statement or by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder; PROVIDED, HOWEVER, that if, at any time after giving written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, Coach shall determine for any reason not to register or to delay such registration of the Other Securities, Coach shall give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, Coach shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith or from Coach's obligations with respect to any subsequent registration) and (ii) in the case of a determination to delay such registration, Coach shall be permitted to delay registration of any Registrable Securities requested to be included in such registration statement for the same period as the delay in registering such Other Securities. The registration rights granted pursuant to the provisions of this Section 5.2 shall be in addition to the registration rights granted pursuant to the other provisions of this Article V.

                    (b) If, in connection with a Registration Statement pursuant to this Section 5.2, the Underwriters' Representative of the offering registered thereon shall inform Coach in writing that in its opinion there is a Maximum Number of shares of Common Stock that may be included therein and if such Registration Statement relates to an offering initiated by Coach of Common Stock being offered for the account of Coach, Coach shall include in such registration: (i) first, the number of shares Coach proposes to offer ("Company Securities"), (ii) second, up to the full number of Registrable Securities held by Holders of Registrable Securities that are requested to be included in such registration (Registrable Securities that are so held being sometimes referred to herein as "Sara Lee Securities") to the extent necessary to reduce the respective total number of shares of Common Stock requested to be included in such offering to the Maximum Number of shares of Common Stock recommended by such Underwriters' Representative (and in the event that such Underwriters' Representative advises that less than all of such Sara Lee Securities may be included in such offering, the Holders of Registrable Securities may withdraw their request for registration of their Registrable Securities under this Section 5.2 and not less than 90 days subsequent to the effective date of the registration statement for the registration of such Other Securities request that such registration be effected as a registration under
Section 5.1 to the extent permitted thereunder) and (iii) third, up to the full number of the Other Securities (other than Company Securities), if any, in excess of the number of Company Securities and Sara Lee Securities to be sold in such offering to the extent necessary to reduce the respective total number of shares of Common Stock requested to be included in such offering to the Maximum Number of shares of Common Stock recommended by such Underwriters' Representative (and, if such number is less than the full number of such Other Securities, such number shall be allocated pro rata among the holders of such Other Securities (other than Company Securities) on the basis of the number of securities requested to be included therein by each such holder).

                    (c) If, in connection with a Registration Statement pursuant to this Section 5.2, the Underwriters' Representative of the offering registered thereon shall inform Coach in writing that in its opinion there is a Maxi mum Number of shares of Common Stock that may be included therein and if such Registration Statement relates to an offering initiated by any Person other than Coach (the "Other Holders"), Coach shall include in such registration the number of securities (including Registrable Securities) that such underwriters advise can be so sold without adversely affecting such offering, allocated pro rata among the Other Holders and the Holders of Registrable Securities on the basis of the number of securities (including Registrable Securities) requested to be included therein by each Other Holder and Holder of Registrable Securities.

                    (d) Coach shall not be required to effect any registration of Registrable Securities under this Section 5.2 incidental to the registration of any of its securities in connection with Coach's issuance of registered shares of Common Stock in mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans.

                    (d) No registration of Registrable Securities effected under this Section 5.2 shall relieve Coach of its obligation to effect a registration of Registrable Securities pursuant to Section 5.1.

               Section 5.3 EXPENSES. Except as provided herein, Coach shall pay all Registration Expenses in connection with all registration of Registrable Securities. Notwithstanding the foregoing, each Holder of Registrable Securities and

Coach shall be responsible for its own internal administrative and similar costs, which shall not constitute Registration Expenses.

               Section 5.4 BLACKOUT PERIOD. Coach shall be entitled to elect that a Registration Statement not be usable, or that the filing thereof be delayed beyond the time otherwise required, for a reasonable period of time, but not in excess of 60 days (a "Blackout Period"), if Coach determines in good faith that the registration and distribution of Registrable Securities (or the use or filing of the Registration Statement or related prospectus) would interfere with any pending material financing, acquisition, corporate reorganization or any other material corporate development involving Coach or any of its Subsidiaries or would require premature disclosure thereof that would be detrimental to Coach and promptly gives the Holders of Registrable Securities written notice of such determination, and if requested by Holders and to the extent such action would not violate applicable law, Coach will promptly deliver to the Holders a general statement of the reasons for such postponement or restriction on use and to the extent practicable an approximation of the anticipated delay; PROVIDED, HOWEVER, that the aggregate number of days included in all Blackout Periods during any consecutive 12 months shall not exceed 90 days.

               Section 5.5 SELECTION OF UNDERWRITERS. If any Rule 145 Offering or any offering pursuant to a Demand Registration Statement is an Underwritten Offering, Sara Lee will select a managing underwriter or underwriters to administer the offering, which managing underwriter shall be reasonably satisfactory to Coach.

               Section 5.6 REGISTRATION AND QUALIFICATION. If and whenever Coach is required to effect the registration of any Registrable Securities under the Securities Act as provided in this Article V, Coach shall as promptly as practicable:

                    (a) prepare, file and use all commercially reasonable efforts to cause to become effective a registration statement under the Securities Act relating to the Registrable Securities to be offered;

                    (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of
(i) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (ii) the expiration of six-months after such registration statement becomes effective; PROVIDED, that such six-month period shall be extended for such number of days that equals the number of days elapsing from (x) the date the written notice contemplated by paragraph (f) below is given by Coach to (y) the date on which Coach delivers to Holders of Registrable Securities the supplement or amendment contemplated by paragraph (f) below;

                    (c) furnish to Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as Holders of Registrable Securities or such underwriter may reasonably request, and a copy of any and all transmittal letters or other correspondence to or received from the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

                    (d) use all commercially reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Holders of such Registrable Securities or any underwriter to such Registrable Securities shall request, and use all commercially reasonable efforts to obtain all appropriate registrations, permits and consents in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Holders of Registrable Securities or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; PROVIDED, that Coach shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified or to consent to general service of process in any such jurisdiction;

                    (e) (i) use all commercially reasonable efforts to furnish to each Holder of Registrable Securities included in such registration (each, a "Selling Holder") and to any underwriter of such Registrable Securities an opinion of counsel for Coach addressed to each Selling Holder and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement) and (ii) use all commercially reasonable efforts to furnish to each Selling Holder a "cold comfort" letter addressed to each Selling Holder and signed by the independent public accountants who have audited the financial statements of Coach included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

                    (f) as promptly as practicable, notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration made pursuant to Sections 5.1 or 5.2 contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading due to the occurrence of any event and (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                    (g) if reasonably requested by the lead or managing underwriters, use its best efforts to list all such Registrable Securities covered by such registration on each securities exchange and automated inter-dealer quotation system on which a class of common equity securities of Coach is then listed;

                    (h) to the extent reasonably requested by the lead or managing underwriters, send appropriate officers of Coach to attend any "road shows" scheduled in connection with any such registration, with all out-of-pocket costs and expense incurred by Coach or such officers in connection with such attendance to be paid by Coach; and

                    (i) furnish or cause to be furnished for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Sections 5.1 or 5.2 unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters.

               Section 5.7 UNDERWRITING; DUE DILIGENCE. (a) If requested by the underwriters for any Underwritten Offering of Registrable Securities pursuant to a registration requested under this Article V, Coach shall enter into an underwriting agreement in a form reasonably satisfactory to Coach with such underwriters for such offering, which agreement will contain such representations and warranties by Coach and such other terms and provisions as are customarily contained in under writing agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 5.8, and agreements as to the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in
Section 5.6(e). The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be a party to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, Coach to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 5.8.

                    (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Article V, Coach shall give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of Coach with its officers and the independent public accountants who have certified the financial statements of Coach as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, that such Holders and the underwriters and their respective counsel and accountants shall use their reasonable best efforts to coordinate any such investigation of the books and records of Coach and any such discussions with Coach's officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

               Section 5.8 INDEMNIFICATION AND CONTRIBUTION. (a) In the case of each offering of Registrable Securities made pursuant to this Article V, Coach agrees to indemnify and hold harmless, to the extent permitted by law, each Selling Holder, each underwriter of Registrable Securities so offered and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and the officers, directors, affiliates, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable attorney's fees and disbursements), claims and damages, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement by Coach or alleged untrue statement by Coach of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by Coach or at its direction, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission by Coach or alleged omission by Coach to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, that Coach shall not be liable to any Person in any such case to the extent that any such loss, liability, cost, claim or damage arises out of or relates to any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to a Selling Holder or another holder of securities included in such registration statement furnished to Coach by or on behalf of such Selling Holder or underwriter, as the case may be, specifically for use in the registration statement (or in any preliminary or final prospectus included therein), offering memorandum or other offering document, or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Holder or any other holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that Coach may otherwise have to each Selling Holder, or other holder or underwriter of the Registrable Securities or any controlling person of the foregoing and the officers, directors, affiliates, employees and agents of each of the foregoing; PROVIDED, further, that, in the case of an offering with respect to which a Selling Holder has designated the lead or managing underwriters (or a Selling Holder is offering Registrable Securities directly, without an underwriter), this indemnity does not apply to any loss, liability, cost, claim or damage arising out of or relating to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus or offering memorandum if a copy of a final prospectus or offering memorandum was not sent or given by or on behalf of any underwriter (or such Selling Holder or other holder, as the case may be) to such Person asserting such loss, liability, cost, claim or damage at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such final prospectus or offering memorandum.

                    (b) In the case of each offering made pursuant to this Agreement, each Selling Holder, by exercising its registration rights hereunder, agrees to indemnify and hold harmless, and to cause each underwriter of Registrable Securities included in such offering (in the same manner and to the same extent as set forth in Section 5.8(a)) to agree to indemnify and hold harmless to the extent permitted by law, Coach, each other underwriter who participates in such offering, each other Selling Holder or other holder with securities included in such offering and in the case of an underwriter, such Selling Holder or other holder, and each Person, if any, who controls any of the foregoing within the meaning of the Securities Act and the officers, directors, affiliates, employees and agents of each of the foregoing, against any and all losses, liabilities, costs, claims and damages to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement or alleged untrue statement by such Selling Holder or underwriter, as the case may be, of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by Coach or at its direction, or any amendment thereof or supplement thereto, or any omission by such Selling Holder or underwriter, as the case may be, or alleged omission by such Selling Holder or underwriter, as the case may be, of a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from, information relating to such Selling Holder or underwriter, as the case may be, furnished to Coach by or on behalf of such Selling Holder or underwriter, as the case may be, specifically for use in such registration statement (or in any preliminary or final prospectus included therein), offering memorandum or other offering document. The foregoing indemnity is in addition to any liability which such Selling Holder or underwriter, as the case may be, may otherwise have to Coach, or controlling persons and the officers, directors, affiliates, employees, and agents of each of the foregoing; PROVIDED, that, in the case of an offering made pursuant to this Agreement with respect to which Coach has designated the lead or managing underwriters (or Coach is offering securities directly, without an underwriter), this indemnity does not apply to any loss, liability, cost, claim, or damage arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus or offering memorandum if a copy of a final prospectus or offering memorandum was not sent or given by or on behalf of any underwriter (or Coach, as the case may be) to such Person asserting such loss, liability, cost, claim or damage at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such final prospectus or offering memorandum.

                    (c) Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified part in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; PROVIDED, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in para graph (a) or (b) above except to the extent that the indemnifying party was actually prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless in such indemnified party's reason able judgment a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 5.8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any indemnifying party against whom indemnity may be sought under this Section 5.8 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

                    (d)  If the indemnification provided for in this Section
5.8 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage (i) as between Coach and the Selling Holders on the one hand and the underwriters on the other, in such proportion as shall be appropriate to reflect the relative benefits received by Coach and the Selling Holders on the one hand and the underwriters on the other hand or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of Coach and the Selling Holders on the one hand and the underwriters on the other with respect to the statements or omissions which resulted in such loss, liability, cost, claim or damage as well as any other relevant equitable considerations and (ii) as between Coach on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of Coach and of each Selling Holder in connection with such statements or omissions as well as any other relevant equitable considerations. The relative benefits received by Coach and the Selling Holders on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by Coach and the Selling Holders bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of Coach and the Selling Holders on the one hand and of the underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by Coach and the Selling Holders or by the under writers. The relative fault of Coach on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party's stock ownership in Coach. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Coach and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.8 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this Section 5.8, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    (e) Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 5.8 (with appropriate modifications) shall be given by Coach, the Selling Holders and underwriters with respect to any required registration or other qualification of securities under any state law or regulation or governmental authority.

                    (f)  The obligations of the parties under this Section
5.8 shall be in addition to any liability which any party may otherwise have to any other party.

               Section 5.9 RULE 144 AND FORM S-3. Commencing 90 days after the IPO Closing Date, Coach shall use all commercially reasonable efforts to ensure that the conditions to the availability of Rule 144 set forth in paragraph (c) thereof shall be satisfied. Upon the request of any Holder of Registrable Securities, Coach will deliver to such Holder a written statement as to whether it has complied with such requirements. Coach further agrees to use its reasonable efforts to cause all conditions to the availability of Form S-3 (or any successor form) under the Securities Act of the filing of registration statements under this Agreement to be met as soon as practicable after the IPO Closing Date. Notwithstanding anything contained in this Section 5.9, Coach may deregister under Section 12 of the Securities Ex change Act of 1934, as amended, if it then is permitted to do so pursuant to said Act and the rules and regulations thereunder.

               Section 5.10 HOLDBACK AGREEMENT. (a) If so requested by the Underwriters' Representative in connection with an offering of securities covered by a registration statement filed by Coach, whether or not Registrable Securities of the Holders are included therein, each Holder shall agree not to effect any sale or distribution of the Shares, including any sale under Rule 144, without the prior written consent of the Underwriters' Representative (otherwise than through the registered public offering then being made), within 7 days prior to or 90 days (or such lesser period as the Underwriters' Representative may permit) after the effective date of the registration statement (or the commencement of the offering to the public of such Registrable Securities in the case of Rule 415 Offerings). The Holders shall not be subject to the restrictions set forth in this Section 5.10 for longer than 97 days during any 12-month period and a Holder shall no longer be subject to such restrictions at such time as such Holder shall own less than 10% of the then-outstanding shares of Common Stock on a fully-diluted basis.

                    (a) If so requested by the Underwriters' Representative in connection with an offering of any Registrable Securities, Coach shall agree not to effect any sale or distribution of Common Stock, without the prior written consent of the Underwriters' Representative (otherwise than through the registered public offering then being made or in connection with any acquisition or business combination transaction and other than in connection with stock options and employee benefit plans and compensation), within 7 days prior to or 90 days (or such lesser period as the Underwriters' Representative may permit) after the effective date of the registration statement (or the commencement of the offering to the public of such Registrable Securities in the case of Rule 415 Offerings) and shall use its best efforts to obtain and enforce similar agreements from any other Persons if requested by the Underwriters' Representative; PROVIDED that Coach or such Persons shall not be subject to the restrictions set forth in this Section
5.10 for longer than 97 days during any 12-month period.

                    (b) Notwithstanding anything else in this Section 5.10 to the contrary, no Holder shall be precluded from distributing to any or all of its stockholders any or all of the Registrable Securities.

               Section 5.11 TERM. This Article V shall remain in effect until all Registrable Securities held by Holders have been transferred by them to other Persons.

                                    ARTICLE VI

                                   MISCELLANEOUS

               Section 6.1 LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY MEMBER OF THE SARA LEE GROUP OR COACH GROUP BE LIABLE TO ANY OTHER MEMBER OF THE SARA LEE GROUP OR COACH GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES AS SET FORTH IN THE INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT.

               Section 6.2 ENTIRE AGREEMENT. This Agreement, the Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

               Section 6.3 GOVERNING LAW AND JURISDICTION. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of Illinois, excluding its conflict of law rules. The parties agree that the Circuit Court of Cook County, Illinois and/or the United States District Court for the Northern District of Illinois shall have exclusive jurisdiction over all actions between the parties for preliminary relief in aid of arbitration pursuant to

Section 4.11 herein, and non exclusive jurisdiction over any action for enforcement of an arbitral award.

               Section 6.4 TERMINATION. This Agreement and all Ancillary Agreements may be terminated at any time prior to the IPO Closing Date by and in the sole discretion of Sara Lee without the approval of Coach and, if so terminated, all transactions taken in connection therewith shall be void. This Agreement may be terminated at any time after the IPO Closing Date and before the Distribution Date by mutual consent of Sara Lee and Coach. In the event of termination pursuant to this Section 6.4, no party shall have any liability of any kind to the other party.

               Section 6.5 NOTICES. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

if to Sara Lee :

                      Sara Lee Corporation
                      Three First National Plaza
                      70 West Madison
                      Chicago, Illinois  60602-4260
                      Attention:  General Counsel
                      Fax:  (312) 345-5706

if to Coach:

                      Coach, Inc.
                      516 W. 34th Street
                      New York, NY  10001
                      Attention:  General Counsel
                      Fax:  (212) 629-2398

or to such other address or facsimile number as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by facsimile, confirmed by first class mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile or similar electronic transmission method; one working day after it is sent, if sent by recognized overnight courier; and three days after it is postmarked, if mailed first class mail or certified mail, return receipt requested, with postage prepaid.

               Section 6.6 COUNTERPARTS. This Agreement, including the Ancillary Agreement and the Exhibits and Schedules hereto and thereto and the other documents referred to herein or therein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

               Section 6.7 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the Sara Lee Group and each member of the Coach Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; PROVIDED, HOWEVER, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation in another jurisdiction or into another business form.

               Section 6.8 SEVERABILITY. If any term or other provision of this Agreement or the Exhibits or Schedules attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

               Section 6.9 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Exhibits or Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

               Section 6.10 AMENDMENT. No change or amendment will be made to this Agreement or the Exhibits or Schedules attached hereto except by an instrument in writing signed on behalf of each of the parties to such agreement.

               Section 6.11 AUTHORITY. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

               Section 6.12 INTERPRETATION. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

               Section 6.13 CONFLICTING AGREEMENTS. In the event of conflict between this Agreement and any Ancillary Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

                                   ARTICLE VII

                                   DEFINITIONS

               Section 7.1 AAA. "AAA" has the meaning set forth in Section 4.11(a) of this Agreement.

               Section 7.2 AFFILIATED COMPANY. "Affiliated Company" of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

               Section 7.3 ANCILLARY AGREEMENTS. "Ancillary Agreements" shall have the meaning set forth in Section 2.1 of this Agreement.

               Section 7.4 ASSETS. "Assets" has the meaning set forth in
Section 4.5 of the Assignment Agreement.

               Section 7.5 ASSIGNMENT AGREEMENT. "Assignment Agreement shall have the meaning set forth in Section 2.1(a) of this Agreement.

               Section 7.6 BLACKOUT PERIOD. "Blackout Period" shall have the meaning set forth in Section 5.4 of this Agreement.

               Section 7.7 COACH AFFILIATE. "Coach Affiliate" means any corporation or other entity directly or indirectly Controlled by Coach.

               Section 7.8 COACH ASSETS. "Coach Assets" has the meaning set forth in Section 1.2 of the Assignment Agreement.

               Section 7.9 COACH'S AUDITORS. "Coach's Auditors" shall have the meaning set forth in Section 4.4(a) of this Agreement.

               Section 7.10 COACH BUSINESS. "Coach Business" shall have the meaning set forth in the preamble of this Agreement.

               Section 7.11 COACH CAPITAL STOCK. "Coach Capital Stock" means all classes or series of capital stock of Coach.

               Section 7.12 COACH GROUP. "Coach Group" means the affiliated group (within the meaning of Section 1504(a) of the Code), or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Coach will be the common parent corporation immediately after the

Distribution, and any corporation or other entity which may become a member of such group from time to time.

               Section 7.13 COACH TRANSFER AGENT. "Coach Transfer Agent" means ChaseMellon Shareholder Services.

               Section 7.14 CODE. "Code" means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the regulations promulgated thereunder.

               Section 7.15 COMMISSION. "Commission" shall have the meaning set forth in Section 3.1(a) of this Agreement.

               Section 7.16 COMMON STOCK. "Common Stock" means shares of common stock, par value $.01 per share, of Coach.

               Section 7.17 COMPANY NOTICE. "Company Notice shall have the meaning set forth in Section 5.2(a) of this Agreement.

               Section 7.18 COMPANY SECURITIES. "Company Securities" shall have the meaning set forth in Section 5.2(b) of this Agreement.

               Section 7.19 CONFIDENTIAL BUSINESS INFORMATION. "Confidential Business Information" shall have the meaning set forth in Section 4.5(a)(3) of this Agreement.

               Section 7.20 CONFIDENTIAL INFORMATION. "Confidential Information" shall have the meaning set forth in Section 4.5(a)(1) of this Agreement.

               Section 7.21 CONFIDENTIAL OPERATIONAL INFORMATION.
"Confidential Operational Information" shall have the meaning set forth in
Section 4.5(a)(2) of this Agreement.

               Section 7.22 CONTINUOUSLY EFFECTIVE. "Continuously Effective" with respect to a specified registration statement, means that such registration statement shall not cease to be effective and available for transfers of Registrable Securities in accordance with the method of distribution set forth therein for longer than five (5) business days during the period specified in the relevant provision of this Agreement.

               Section 7.23 DEMAND REGISTRATION. "Demand Registration" shall have the meaning set forth in Section 5.1 of this Agreement.

               Section 7.24 DEMAND REGISTRATION STATEMENT. "Demand Registration Statement" shall have the meaning set forth in Section 5.1 of this Agreement.

               Section 7.25 DISPUTE. "Dispute" has the meaning set forth in
Section 4.11(a) of this Agreement.

               Section 7.26 DISPUTE RESOLUTION COMMENCEMENT DATE. "Dispute Resolution Commencement Date" has the meaning set forth in Section 4.11(a) of this Agreement.

               Section 7.27 DISTRIBUTION. A "Distribution" means the divestiture by Sara Lee of all or a significant portion of the shares of capital stock of Coach owned by Sara Lee, which divestiture may be effected by Sara Lee as a dividend, an exchange with existing Sara Lee stockholders for shares of Sara Lee capital stock, a spin-off or otherwise, as a result of which Sara Lee is no longer required to consolidate Coach's results of operations and financial position (determined in accordance with generally accepted accounting principles consistently applied).

               Section 7.28 DISTRIBUTION DATE. "Distribution Date" means the date on which a Distribution is consummated.

               Section 7.29 EXCHANGE ACT. "Exchange Act" shall have the meaning set forth in Section 3.1(a) of this Agreement.

               Section 7.30 GOVERNMENTAL APPROVALS. "Governmental Approvals" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

               Section 7.31 GOVERNMENTAL AUTHORITY. "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

               Section 7.32 HOLDERS. "Holders" shall mean, collectively, Sara Lee and its Affiliated Companies (other than Coach and after the Separation Date, the subsidiaries of Coach) who from time to time own Registrable Securities, each of such entities separately is sometimes referred to herein as a "Holder."

               Section 7.33 INFORMATION. "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

               Section 7.34 IPO. "IPO" shall have the meaning set forth in the preamble of this Agreement.

               Section 7.35 IPO CLOSING DATE. "IPO Closing Date" has the meaning set forth in the Section 3.3 of this Agreement.

               Section 7.36 IPO REGISTRATION STATEMENT. "IPO Registration Statement shall have the meaning set forth in the preamble of this Agreement.

               Section 7.37 MAXIMUM NUMBER. "Maximum Number" when used in connection with an Underwritten Offering, shall mean the maximum number of shares of Common Stock (or amount of other Registrable Securities) that the Underwriters' Representative has informed Coach may be included as part of such offering without materially and adversely affecting the success or pricing of such offering.

               Section 7.38 NYSE. "NYSE" shall have the meaning set forth in
Section 3.1(c) of this Agreement.

               Section 7.39 OTHER HOLDERS. "Other Holders" shall have the meaning set forth in Section 5.2(c) of this Agreement.

               Section 7.40 OTHER SECURITIES. "Other Securities" shall have the meaning set forth in Section 5.2(a) of this Agreement.

               Section 7.41 PERSON. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

               Section 7.42 PRE-DISTRIBUTION PERIOD. "Pre-Distribution Period" shall have the meaning set forth in Section 4.17 of this Agreement.

               Section 7.43 PRIVILEGED INFORMATION. "Privileged Information" shall have the meaning set forth in Section 4.6(a) of this Agreement.

               Section 7.44 PRIVILEGES. "Privileges" shall have the meaning set forth in Section 4.6(a) of this Agreement.

               Section 7.45 PRODUCTS. "Products" shall have the meaning set forth in Section 4.9 of this Agreement.

               Section 7.46 REGISTRABLE SECURITIES. "Registrable Securities" means (i) the shares of Common Stock held by Sara Lee immediately following the IPO Closing Date (the "Shares"), (ii) and any stock or other securities received by Sara Lee into which or for which the Shares may hereafter be changed, converted or exchanged and (iii) any other securities issued or distributed to Sara Lee in respect of the Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise, (iv) any other securities received by Sara Lee into which or for which shares of Common Stock are converted or exchanged or are convertible or exchangeable, (v) any other shares of Common Stock acquired by Sara Lee prior to the Distribution Date, and (vi) any other successor securities received by Sara Lee in respect of any of the forgoing (i) through (v); PROVIDED that in the event that any Registrable Securities (as defined without giving effect to this proviso) are being registered pursuant hereto, the Holder may include in such registration (subject to the limitations of this Agreement otherwise applicable to the inclusion of Registrable Securities) any shares of Common Stock or securities acquired in respect thereof thereafter acquired by such Holder, which shall also be deemed to be "Shares" and accordingly Registrable Securities, for purposes of such registration. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (w) a registration statement with respect to the sale by Sara Lee shall have been declared effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement, (x) they shall have been distributed to the public in accordance with Rule 144, (y) they shall have been otherwise transferred by Sara Lee to an entity or Person that is not an Affiliated Company of Sara Lee, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Coach and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in effect or (z) they shall have ceased to be outstanding.

               Section 7.47 REGISTRATION EXPENSES. "Registration Expenses" means any and all out-of-pocket expenses incident to performance of or compliance with Article V of this Agreement, including, without limitation,
(i) all Commission and securities exchange registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities) or relating to the National Association of Securities Dealers, Inc., (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in exchange, (v) the fees and disbursements of counsel for Coach and of its independent public accountants, (vi) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to any Holders, underwriters and dealers and all expenses incidental to delivery of the Registrable Securities, (vii) subject to the limitations set forth in 5.3, the reasonable fees and disbursements of one firm of counsel, other than Coach's counsel, selected by the Holders of Registrable Securities being registered, (viii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, and (ix) the expenses incurred in connection with making "road show" presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities.

               Section 7.48 REQUEST. "Request" shall have the meaning set forth in Section 5.1(a) of this Agreement.

               Section 7.49 RULE 144. "Rule 144" means Rule 144 (or any successor rule to similar effect) promulgated under the Securities Act.

               Section 7.50 RULE 415 OFFERING. "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

               Section 7.51 SARA LEE AFFILIATE. "Sara Lee Affiliate" means any corporation or other entity directly or indirectly Controlled by Sara Lee, but excluding Coach and any Coach Affiliate.

               Section 7.52 SARA LEE GROUP. "Sara Lee Group" means the affiliated group (within the meaning of Section 1504(a) of the Code), or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Sara Lee is the common parent corporation, and any corporation or other entity which may be, may have been or may become a member of such group from time to time, but excluding any member of the Coach Group.

               Section 7.53 SARA LEE SECURITIES. "Sara Lee Securities" shall have the meaning set forth in Section 5.2(b) of this Agreement.

               Section 7.54 SARA LEE'S AUDITORS. "Sara Lee's Auditors" shall have the meaning set forth in Section 4.4(b) of this Agreement.

               Section 7.55 SASM&F. "SASM&F" shall have the meaning set forth in Section 1.2 of this Agreement.

               Section 7.56 SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended.

               Section 7.57 SELLING HOLDER. "Selling Holder" shall have the meaning set forth in Section 5.6(e) of this Agreement.

               Section 7.58 SEPARATION. "Separation" shall have the meaning set forth in the preamble of this Agreement.

               Section 7.59 SEPARATION DATE. "Separation Date" shall have the meaning set forth in Section 1.1 of this Agreement.

               Section 7.60 SUBSIDIARY. "Subsidiary" of any Person means a corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; PROVIDED, HOWEVER, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

               Section 7.61 TAX CONTROL. "Tax Control" means ownership of an amount of equity of a corporation that represents both (i) "control" of that corporation within the meaning of Section 368(c) of the Code and (ii) the "80-percent voting and value test" set forth in Section 1504(a)(2) of the Code.

               Section 7.62 TAX-FREE STATUS OF THE DISTRIBUTION. "Tax-Free Status of the Distribution" means the nonrecognition of taxable gain or loss for U.S. federal income tax purposes to Sara Lee, members of the affiliated group (within the meaning of Section 1504(a) of the Code) of which Sara Lee is the common parent corporation and Sara Lee's stockholders in connection with a Distribution.

               Section 7.63 UNDERWRITTEN OFFERING. "Underwritten Offering" shall mean a registration in which securities of Coach are sold to one or more underwriters for reoffering to the public.

               Section 7.64 UNDERWRITERS. "Underwriters" shall have the meaning set forth in Section 3.1(a) of this Agreement.

               Section 7.65 UNDERWRITERS' REPRESENTATIVE. "Underwriters' Representative" when used in connection with an Underwritten Offering, shall mean the managing underwriter of such offering, or, in the case of a co-managed underwriting, the managing underwriters designated as the Underwriters' Representative by the co-managers.

               Section 7.66 UNDERWRITING AGREEMENT. "Underwriting Agreement" shall have the meaning set forth in Section 3.1(a) of this Agreement.

               WHEREFORE, the parties have signed this Master Separation Agreement effective as of the date first set forth above.

                                      SARA LEE CORPORATION


                                      _________________________________
                                      Name:
                                      Title:


                                      COACH, INC.


                                      _________________________________

                                      Name:
                                      Title:

                                     EXHIBITS

Exhibit A      Certificate of Secretary of Sara Lee

Exhibit B      Certificate of Secretary of Coach

Exhibit C      General Assignment and Assumption Agreement

Exhibit D      Employee Matters Agreement

Exhibit E      Tax Sharing Agreement

Exhibit F      Master Transitional Services Agreement

Exhibit G      Real Estate Matters Agreement

Exhibit H      Indemnification and Insurance Matters Agreement

Exhibit I      Lease Indemnification and Reimbursement Agreement

                                     EXHIBIT A

                       CERTIFICATE OF ASSISTANT SECRETARY OF
                               SARA LEE CORPORATION

        I, ____________________, Assistant Secretary of Sara Lee Corporation, a corporation organized and existing under the laws of the State of Maryland (the "Company"), DO HEREBY CERTIFY that attached hereto are true and correct copies of certain resolutions adopted in a telephone meeting of the Company Board of Directors on _________, 2000, which resolutions have not been amended, modified, rescinded and remain in full force and effect on the date hereof.

        IN WITNESS WHEREOF, I have hereunder set my hand and affixed the seal of Sara Lee Corporation this __________________ day of ___________, 2000.


                                            _________________________________
                                            Name:  R. Henry Kleeman
                                            Title: Assistant Secretary

                                     EXHIBIT B

                      CERTIFICATE OF SECRETARY OF COACH, INC.

        I, ____________________, Secretary of Coach, Inc., a corporation organized and existing under the laws of the State of Maryland (the "Company"), DO HEREBY CERTIFY that attached hereto are true and correct copies of certain resolutions adopted in a meeting of the Company Board of Directors on __________, 2000, which resolutions have not been amended, modified, rescinded and remain in full force and effect on the date hereof.

        IN WITNESS WHEREOF, I have hereunder set my hand and affixed the seal of Coach, Inc. this __________________ day of ___________, 2000.


                                            _________________________________
                                            Name:  Carole P. Sadler
                                            Title: Secretary

                                     EXHIBIT C

                    GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

                                     EXHIBIT D

                            EMPLOYEE MATTERS AGREEMENT

                                     EXHIBIT E

                               TAX SHARING AGREEMENT

                                     EXHIBIT F

                      MASTER TRANSITIONAL SERVICES AGREEMENT

                                     EXHIBIT G

                           REAL ESTATE MATTERS AGREEMENT

                                     EXHIBIT H

                  INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT

                                     EXHIBIT I

                 LEASE INDEMNIFICATION AND REIMBURSEMENT AGREEMENT